Exhibit 10.7

RITTER PHARMACEUTICALS, INC.
2015 EQUITY INCENTIVE PLAN

ARTICLE 1.

PURPOSE

Ritter Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby establishes the Ritter Pharmaceuticals, Inc. 2015 Stock Incentive Plan, effective [______ __, 2015] (the “Plan”). The Plan permits the grant of certain Awards, as described herein.

The purposes of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s objectives and that link Grantees’ interests to those of the Company’s stockholders; to give Grantees an incentive for excellence in individual performance; to promote teamwork among Grantees; and to give the Company flexibility in attracting and retaining key employees, directors and consultants.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1           “Administrator” means the Committee that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2           “Advisor” means a consultant, advisor, or other independent service provider to the Company or any Subsidiary who qualifies as a “consultant” under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.3           “Award” means an Option, a Restricted Stock award, a Restricted Stock Unit award, a Stock Appreciation Right award, a Performance Award, a Dividend Equivalent award, a Deferred Stock award, or a Stock Payment award, which is awarded or granted under the Plan.

2.4           “Award Agreement” means a written agreement entered into between the Company and a Grantee setting forth the terms and provisions applicable to an Award or Awards granted to the Grantee which may be, in the Company’s discretion, transmitted to the Grantee electronically.

2.5           “Award Limit” means with respect to Awards the limit(s) set forth in Sections 3.1 and 3.3.

2.6           “Board” means the Board of Directors of the Company.

2.7           “Cause” has the meaning set forth in any employment, consulting or other agreement between any of the Company Group and a Grantee. If there is no such agreement, or if such agreement does not define “Cause” or if there are multiple definitions of “Cause” under such agreements, then

“Cause” means: (a) any act or omission of the Grantee that, in connection with his employment with the Company, amounts to or constitutes a breach of a fiduciary duty, gross negligence, willful misconduct, or material misconduct, or that amounts to or constitutes fraud, embezzlement, or misappropriation; (b) Grantee’s breach of any term(s) of an agreement by and between Grantee and a member of the Company Group and, only if such breach may be or is capable of being cured by Grantee, Grantee’s failure to cure such violation within thirty (30) days from the date on which the Company delivers written notice of such violation to Grantee; (c) Grantee’s violation of any policy(ies) established, adopted, or maintained by the Company and, only if such violation may be or is capable of being cured by Grantee, Grantee’s failure to cure such violation within thirty (30) days from the date on which the Company delivers written notice of such violation to Grantee; (d) any act or omission of Grantee that the Company determines is materially injurious to a member of the Company Group; (e) any act or omission of Grantee that causes a member of the Company Group to suffer or endure public disgrace or disrepute; (f) Grantee’s misappropriation of corporate assets or corporate opportunities; or (g) Grantee’s indictment for or conviction of a felony.

2.8           “Change in Control” following the Effective Date and excluding the initial offering pursuant to which the Company becomes a public corporation for the first time, a change in control of the Company shall mean each of the following:

(a)          a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, that a Change in Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a stockholder, and a Change in Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholder to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors; or

(b)          there is consummated a merger or consolidation of the Company with another entity where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving entity would be entitled in the election of directors; or

(c)          the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity which directly or indirectly controls, is controlled by, or is under common control with, the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Further, if a Change in Control constitutes a payment

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event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

2.9           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

2.10         “Committee” means the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.11         “Common Stock” means the Common Stock of the Company, par value $0.001 per share.

2.12         “Company” means Ritter Pharmaceuticals, Inc., a Delaware corporation, and any successor thereto.

2.13         “Company Group” means the Company and any Subsidiary.

2.14         “Covered Employee” means any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15         “Deferred Stock” means a right to receive Shares awarded under Section 10.4.

2.16         “Director” means a member of the Board of Directors of the Company or any Subsidiary.

2.17         “Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 10.2.

2.18         “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19         “Effective Date” means the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.20         “Eligible Individual” means any person who is an Employee, an Advisor or a Director, as determined by the Committee.

2.21         “Employee” means any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the regulations thereunder) of the Company or any Subsidiary.

2.22         “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

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2.23         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.24         “Fair Market Value” means, as of any given date, the value of a Share determined as follows: (a) if the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing price for a share of Common Stock as quoted on such exchange or system for such date or, if there were no sales of Common Stock on the date in question, the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; (b) if the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, Fair Market Value shall be the last reported bid price for such date or, if there was no bid price for a share of Common Stock on such date, the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (c) if the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, Fair Market Value shall be established by the Administrator in good faith based on the reasonable application of a reasonable valuation method not inconsistent with the requirements of Section 409A of the Code.

2.25         “Good Reason” has the meaning set forth in any employment, consulting or other agreement between any of the Company Group and a Grantee. If there is no such agreement, or if such agreement does not define “Good Reason” or if there are multiple definitions of “Good Reason” under such agreements, then “Good Reason” means the occurrence of any of the following without the Grantee’s consent, and which is not cured within thirty (30) days after written notice thereof to the Company: (a) material breach by a member of the Company Group of any employment agreement with the Grantee; (b) material diminution of the Grantee’s base salary; (c) material diminution of the Grantee’s job responsibilities or duties; or (d) material geographic relocation of the Grantee’s principal place of employment. Written notice of Good Reason must be provided within three (3) months after the occurrence of the event constituting Good Reason.

2.26         “Grantee” means a person who has been granted an Award.

2.27         “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.28         “Incentive Stock Option” means an Option that is intended to qualify as an incentive stock option and that conforms to the applicable provisions of Section 422 of the Code.

2.29         “Non-Employee Director” means a Director who is not an Employee.

2.30         “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.31         “Option” means a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Nonqualified Stock Option or an Incentive Stock Option; provided, that Options granted to Non-Employee Directors or Advisors may only be Nonqualified Stock Options.

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2.32         “Performance Award” means a cash bonus award, stock bonus award, performance award or an incentive award that is paid in cash, Shares or a combination of both, awarded under Section 10.1.

2.33         “Performance-Based Compensation” means any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.34         “Performance Criteria” means the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal(s) for a Performance Period, determined as follows:

(a)          The Performance Criteria used to establish Performance Goals are limited to the following: (i) gross or net earnings (either before or after one or more of the following: interest, taxes, depreciation and amortization), (ii) gross or net sales or revenue, (iii) gross or net income or adjusted income (either before or after taxes), (iv) operating earnings or profit, (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on assets, (vii) return on capital, (viii) return on stockholders’ equity, (ix) return on sales, (x) gross or net profit or operating margin, (xi) costs, (xii) funds from operations, (xiii) expenses, (xiv) working capital, (xv) earnings per share or adjusted earnings per share, (xvi) price per share of Common Stock, (xvii) regulatory body approval for commercialization of a product, (xviii) implementation or completion of critical projects, (xix) market share, or (xx) total stockholder return, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b)          The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; or (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time periods prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.35         “Performance Goals” mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with applicable accounting standards.

2.36         “Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more

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Performance Goals will be measured for the purpose of determining a Grantee’s right to, and the payment of, a Performance Award.

2.37         “Permitted Transferee” shall mean, with respect to a Grantee, any “family member” of the Grantee, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards

2.38         “Plan” means this Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan, as it may be amended or restated from time to time.

2.39         “Prior Plans” shall mean, collectively, the following plans of the Company: the Ritter Pharmaceuticals, Inc. 2008 Stock Plan; and the Ritter Pharmaceuticals, Inc. 2009 Stock Plan; and in each case as such plan may be amended from time to time.

2.40         “Restricted Stock” means Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.41         “Restricted Stock Unit” means a unit granted under Section 10.5 to acquire Shares or an equivalent amount of cash.

2.42         “Securities Act” means the Securities Act of 1933, as amended.

2.43          “Shares” mean shares of Common Stock.

2.44         “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded to a Grantee under Section 9.1.

2.45         “Stock Payment” means (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 10.3

2.46         “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.47         “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by another company or entity outside the Company Group in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock where the Company or other member of the Company Group is the survivor; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or a SAR.

2.48         “Termination of Service” means:

(a)          As to an Advisor, the time when the engagement of a Grantee as an Advisor to the Company Group is terminated for any reason, with or without Cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Advisor simultaneously

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commences or remains in employment or service with another member of the Company Group or is expected to shortly thereafter commence such employment or service.

(b)          As to a Non-Employee Director, the time when a Grantee who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Grantee simultaneously commences or remains in employment or service with another member of the Company Group or is expected to shortly thereafter commence such employment or service.

(c)          As to an Employee, the time when the employee-employer relationship between a Grantee and the Company Group is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding terminations where the Grantee simultaneously commences or remains in employment or service with another member of the Company Group or is expected to shortly thereafter commence such employment or service.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for Cause or resignation for Good Reason and all questions of whether particular leaves of absence or other interruptions in service constitute a Termination of Service; provided that, with respect to Incentive Stock Options, such determination shall be made consistent with the requirements of Section 422(a)(2) of the Code. For purposes of the Plan, a Grantee’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Grantee ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off). Further, if a Termination of Service constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the Termination of Service must also constitute a “Separation from Service,” as defined in Treasury Regulation §1.409A-1(h) to the extent required by Section 409A.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1           Number of Shares.

(a)          Subject to Section 13.2 and Section 3.1(b) the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) [______](_____), plus (ii) any Shares which are available for grant under the Prior Plans on the Effective Date or are subject to awards under the Prior Plans which after the Effective Date are forfeited or lapse unexercised or are settled in cash and are not issued under the Prior Plans. No more than [______](_____) Shares may be delivered upon the exercise of Incentive Stock Options. After the Effective Date, no awards may be granted under any Prior Plan, however, any awards under any Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of such Prior Plan.

(b)          To the extent that (i) an Award terminates, expires, lapses or is forfeited for any reason, or (ii) an Award is settled in cash (in whole or in part) without the delivery of Shares to the Grantee, or (iii) any Shares subject to an award under any Prior Plan terminate, expire, lapse or are forfeited for any reason or an award under any Prior Plan is settled for cash (in whole or in part), then any Shares subject to the Award, to the extent of such termination, expiration, lapse, forfeiture, or cash settlement, shall again be available for the grant of an Award pursuant to the Plan. Any Shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award

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shall again be available for the grant of an Award pursuant to the Plan, subject to Section 3.1(a). Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Grantee so that such Shares are returned to the Company will again be available for Awards. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any member of the Company Group shall not be counted against Shares available for grant pursuant to the Plan. Dividend Equivalents paid in cash in conjunction with any other outstanding Award shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2           Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3           Limitation on Shares Subject to Individual Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be [______](_____) Shares; provided, however, that the foregoing limitations shall not apply until the earliest of: (a) the first material modification of the Plan (including any increase in the number of shares reserved for issuance under the Plan in accordance with Section 3.1); (b) the issuance of all of the Shares reserved for issuance under the Plan; (c) the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security of the Company under Section 12 of the Exchange Act; or (d) such other date required by Section 162(m) of the Code. To the extent required by Section 162(m) of the Code, shares subject to Awards which are canceled shall continue to be counted against the Award Limit.

ARTICLE 4.

GRANTING OF AWARDS

4.1           Participation. The Administrator may from time to time select from among all Eligible Individuals those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. The Administrator may also grant Awards to individuals in connection with their hiring, retention or otherwise, prior to the date the individual first performs services for the Company or any Subsidiary; provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2           Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Performance-Based Compensation shall contain terms and conditions as necessary to meet the requirements of Code Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the requirements of Section 422 of the Code.

4.3           Limitations Applicable to Section 16 Persons. Any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be granted pursuant to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the

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application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4           Foreign Grantees. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the members of the Company Group operate or have Employees, Directors or Advisors, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, has the power and authority to: (a) determine which members of the Company Group shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other U.S. securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.5           Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may be granted, in the sole discretion of the Administrator, either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

5.1           Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals based on Performance Criteria or Performance Goals that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of applicable accounting standards. The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is not intended to qualify as Performance-Based Compensation.

5.2           Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

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5.3           Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 10 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4           Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Covered Employees and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each such Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5           Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Grantee must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Award Agreement, a Grantee shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6           Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1           Granting of Options to Eligible Individuals. The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine that are not inconsistent with the Plan.

6.2           Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” (as Code Section 424(f) defines such term) with respect to the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Grantee, to disqualify such Option from

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treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Grantee during any calendar year under the Plan, and all other plans of the Company and any entity that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Company, exceeds $100,000, the Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted.

6.3           Option Exercise Price. For each Option, the exercise price per Share shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4           Option Term. The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that, notwithstanding any provision of the Plan, the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Grantee has the right to exercise the vested Options, which time period may not extend beyond the expiration of the Option term. Except as limited by Sections 409A or 422 of the Code, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised in connection with any Termination of Service of the Grantee, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5           Option Vesting.

(a)          The period during which the right to exercise, in whole or in part, an Option vests in the Grantee shall be set by the Administrator in its sole discretion. Such vesting may be based on service with the Company Group, Performance Criteria or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b)          No portion of an Option which is unexercisable at a Grantee’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided in the Award Agreement or by action of the Administrator following the grant of the Option.

6.6           Substitute Awards. Notwithstanding the foregoing provisions of this Article 6, in the case of an Option that is a Substitute Award, the exercise price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

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ARTICLE 7.

EXERCISE OF OPTIONS

7.1           Partial Exercise. A vested Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require by the terms of the Option that a partial exercise must be with respect to at least a minimum number of Shares.

7.2           Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon the exercise effective date specified in the notice delivered pursuant to Section 7.2(a) below or, if later, upon delivery of all of the additional items required under Sections 7.2(b) through 7.2(d) below, to the Secretary of the Company or such other person or entity designated by the Administrator, as applicable:

(a)          A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, shall be exercised upon an exercise effective date specified in the notice; provided, that any such specified exercise effective date must fall within the exercise period applicable to the Option under the Award Agreement and the Plan. The notice shall be signed by or on behalf of the Grantee or other person entitled to exercise the Option or such portion of the Option;

(b)          Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)          In the event that the Option is exercised pursuant to Section 11.3 by any person or persons other than the Grantee, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d)          Full payment of the exercise price and satisfaction of applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.

7.3           Notification Regarding Disposition. The Grantee shall give the Company prompt written or electronic notice of any disposition of owned Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of grant (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code), or (b) one year after the transfer of such shares to such Grantee.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1           Award of Restricted Stock.

(a)          The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of

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Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b)          The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2           Rights as Stockholders. The Award Agreement shall provide, in the discretion of the Administrator, as of what date or event and under what conditions the Grantee shall have the rights of a stockholder with respect to Shares of Restricted Stock, including any right to receive all dividends and other distributions paid or made with respect to the shares or to have all dividends and other distributions converted into additional Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions made in Common Stock with respect to the Shares shall be subject to the same restrictions as the Shares.

8.3           Restrictions. All shares of Restricted Stock (including any shares received by Grantees thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning the transferability of the shares of Restricted Stock and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Grantee’s duration of employment, directorship or consultancy with the Company Group, Company performance, business unit performance, or individual performance. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4           Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Grantee for the Restricted Stock, upon a Termination of Service, the Grantee’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Grantee for the Restricted Stock, upon a Termination of Service, the Company shall have the right to repurchase from the Grantee the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Grantee for such Restricted Stock or such other amount specified in the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Grantee’s death, retirement or disability or any other specified Termination of Service or any other event, the Grantee’s rights in unvested Restricted Stock shall not lapse and such Restricted Stock shall vest.

8.5           Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator determines. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in its sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6           Section 83(b) Election. If a Grantee makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Grantee would otherwise be taxable under Section 83(a) of the

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Code, the Grantee shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF STOCK APPRECIATION RIGHTS

9.1           Grant of Stock Appreciation Rights.

(a)          The Administrator is authorized to grant Stock Appreciation Rights (either alone, or in tandem with other Awards) to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b)          A Stock Appreciation Right shall entitle the Grantee (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c)          Notwithstanding the foregoing provisions of Section 9.1(b), in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

9.2           Stock Appreciation Right Vesting.

(a)          The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Grantee shall be set by the Administrator in its sole discretion. Such vesting may be based on service with the Company or any Subsidiary, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b)          No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

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9.3           Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a)          A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Grantee or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b)          Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance;

(c)          In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 9.3 by any person or persons other than the Grantee, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right; and

(d)          Full payment of any exercise price and satisfaction of applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by Sections 11.1 and 11.2.

ARTICLE 10.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS

10.1         Performance Awards.

(a)          The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

(b)          Without limiting Section 10.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Grantee which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with Article 5.

10.2         Dividend Equivalents. Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Grantee and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula, at such time and subject to such limitations as may be determined by the Administrator. Notwithstanding the foregoing, no Dividend

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Equivalents shall be payable with respect to the Shares underlying any Award unless otherwise expressly provided in an Award Agreement.

10.3         Stock Payments. The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company Group, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Grantee of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Grantee. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

10.4         Deferred Stock. The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company Group, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock Award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award has been issued to the Grantee.

10.5         Restricted Stock Units. The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company Group, in each case on a specified date or dates or over any period or periods, as the Administrator determines. The Administrator shall specify, or permit the Grantee to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be established and administered in a manner compliant with or exempt from Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. Unless otherwise provided in an Award Agreement, on the distribution dates, the Company shall issue to the Grantee one vested Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

10.6         Term. The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

10.7         Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

10.8         Exercise upon Termination of Service. A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Grantee is an Employee, Director or Advisor, as applicable. The

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Administrator, however, in its sole discretion may provide that an Award described in this Article 10 may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Grantee’s death, retirement or disability or any other specified types of Termination of Service, including but not limited to termination without Cause and/or resignation for Good Reason.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1         Payment. The Administrator shall determine in its discretion the methods by which payments by any Grantee with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check denominated in U.S. dollars, (b) Shares (including Shares otherwise issuable in settlement of the Award) or shares of Common Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) payment through a broker in accordance with procedures permitted by applicable law and regulations, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be accepted in payment or delivered (or deemed to be delivered) to Grantees. Notwithstanding any other provision of the Plan to the contrary, no Grantee who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2         Tax Withholding. The Company Group has the authority and the right to deduct or withhold from amounts due under this Plan or other compensation payable, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Grantee arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Grantee to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall not exceed the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates that are applicable to such supplemental taxable income.

11.3         Transferability of Awards.

(a)         Except as otherwise provided in Section 11.3(b):

(i)          No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)         No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; and

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(iii)        During the lifetime of the Grantee, only the Grantee may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Grantee, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan and the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Grantee’s will or under the then-applicable laws of descent and distribution.

(b)          Notwithstanding Section 11.3(a), a Grantee may, if permitted by and in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Grantee and to receive any distribution with respect to any Award upon the Grantee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Grantee, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Grantee is married and resides in a community property state, a designation of a person other than the Grantee’s spouse as his or her beneficiary with respect to more than 50% of the Grantee’s interest in the Award shall not be effective without the prior written or electronic consent of the Grantee’s spouse. If no beneficiary has been designated or survives the Grantee, payment shall be made to the person entitled thereto pursuant to the Grantee’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Grantee at any time provided the change or revocation is filed with the Administrator prior to the Grantee’s death.

(c)          Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Grantee to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Grantee and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

11.4         Conditions to Issuance of Shares.

(a)          Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Grantee make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b)          All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on

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which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c)          The Administrator has the right to require any Grantee to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d)          No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e)          Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Grantee certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5         Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator has the right to provide, in the terms of Awards made under the Plan, or to require a Grantee to agree by separate written or electronic instrument, that: (a) any proceeds, gains or other economic benefit actually or constructively received by the Grantee upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and/or (b) the Award shall terminate, be cancelled and any unexercised portion of the Award (whether or not vested) shall be forfeited under certain specified circumstances, including if (i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Grantee at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Grantee incurs a Termination of Service for Cause or circumstances constituting Cause are determined to have existed at the time of Grantee’s Termination of Service.

11.6         Prohibition on Repricing. Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its exercise price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right exercise price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

11.7         Deemed Acceptance of Plan and Award Terms. The Company shall issue no Shares pursuant to an Award until the Grantee has executed the Award Agreement and satisfied all conditions and/or restrictions applicable to the Shares. Acceptance of an Award under the Plan shall be deemed acceptance of the terms and conditions of the Plan and the Award Agreement.

11.8         Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

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ARTICLE 12.

ADMINISTRATION

12.1         Administrator. The Plan shall be administered by a committee or subcommittee of the Board which shall be appointed by the Board (such committee being the “Committee”). The Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board, and Committee members shall serve at the Board’s discretion. Reference to the Committee shall refer to the Board if the Committee does not or ceases to exist and the Board does not appoint a Committee. The Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6. Notwithstanding the foregoing, (i) the full Board, acting by majority of its members in office shall conduct the general administration of the Plan if required by applicable law, exchange rule or regulation and (ii) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board..

12.2         Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules. Any grant or Award under the Plan, or interpretation or determination of terms and conditions for any Award, need not be the same with respect to each Grantee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3         Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any member of the Company Group, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4         Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

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(a)          Designate Eligible Individuals to receive Awards;

(b)          Determine the type or types of Awards to be granted to each Eligible Individual;

(c)          Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)          Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e)          Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)           Prescribe forms of Award Agreement, which need not be identical for each Grantee;

(g)          Decide all other matters that must be determined in connection with an Award;

(h)          Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)           Interpret and construe the terms of, and any matter arising pursuant to, the Plan or any Award Agreement or other instrument entered into under the Plan; and

(j)           Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5         Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6         Delegation of Authority. To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority

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so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1         Amendment, Suspension or Termination of the Plan. Subject to any applicable law or government regulation, to any requirement that must be satisfied if the Plan is intended to be a stockholder-approved plan for purposes of Section 162(m) of the Code and to the rules of any exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board or the Administrator without the approval of the stockholders of the Company, except that stockholder approval shall be required for any amendment that would: (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or as Incentive Stock Options; provided, however, that any adjustment under Section 13.2 shall not constitute an increase for purposes of this Section 13.1; (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or cancel any such Award in exchange for cash when the exercise price per Share exceeds the Fair Market Value of the underlying Shares; or (c) materially change the class of persons who are eligible to participate in the Plan. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, materially impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. In no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Subject to other applicable provisions of the Plan, Awards made under the Plan prior to such termination of the Plan shall remain in effect until satisfied or terminated in accordance with the Plan and the terms of the Awards.

13.2         Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)          In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended to be Performance Based Compensation will be made consistent with the requirements of Code Section 162(m).

(b)          In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any member of the Company Group, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Grantee’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits

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intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

(i)          To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Grantee’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Grantee’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Grantee’s rights had such Award been currently exercisable or payable or fully vested;

(ii)         To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)        To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv)        To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)         To provide that the Award cannot vest, be exercised or become payable after such event.

(c)          In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i)          The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii)         The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Grantee and the Company.

(d)          Notwithstanding any other provision of the Plan, in the event of a Change in Control, unless otherwise determined by the Administrator, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that, or to the extent that, the successor corporation in a Change in Control refuses to assume or substitute for the Award, or if the Administrator determines that such assumption or substitution is not desirable or is only desirable for a portion of any outstanding Award, then the

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Administrator may take any or all of the following actions: (i) determine that an outstanding Award shall accelerate and become exercisable, or determine that the restrictions and conditions on an outstanding Award shall lapse, in whole or in part, as applicable, upon the Change of Control or upon such other event as the Administrator determines; (ii) require that a Grantee surrender his or her outstanding Award, or any portion of such outstanding Award, in exchange for a payment by the Company, in cash or stock, as determined by the Administrator, in an amount equal to the Fair Market Value of the vested portion of the Award (with respect to Options or Stock Appreciation Rights, or other similar appreciation value Awards, such value shall be determined amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Award exceeds the any applicable exercise price or other grant price or base value or the Award); or (iii) after giving the Grantee an opportunity to exercise the vested portion of his or her outstanding Award, terminate any or all unexercised portion of the Award at such time as the Administrator deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Administrator may specify.

(e)          For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(f)          The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(g)          With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(h)          The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

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(i)          No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the regulations issued thereunder, to the extent applicable to such Award.

(j)          In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of sixty (60) days prior to the consummation of any such transaction.

13.3         Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of this Plan. Awards may be granted or awarded prior to such stockholder approval, provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void.

13.4         No Stockholders Rights. Except as otherwise provided herein, a Grantee shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Grantee becomes the record owner of such shares of Common Stock.

13.5         Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Grantee may be permitted through the use of such an automated system.

13.6         Effect of Plan upon Other Compensation or Benefit Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company Group. Nothing in the Plan shall be construed to limit the right of the Company Group: (a) to establish any other forms of incentives or compensation for Employees, Directors or Advisors, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company Group except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.7         Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all

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applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8         Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Securities Act, the Exchange Act or another specific law shall include any amendment or successor thereto and any regulations promulgated thereunder.

13.9         Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to conflicts of laws thereof.

13.10         Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code (“Section 409A”). The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, correct under, or to effectuate an exemption from, Section 409A; provided, that this Section 13.10 does not create an obligation on the part of the Company or Administrator to take any such action. Each Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Grantee or for his or her account in connection with this Plan or any Award (including any taxes and penalties under Code Section 409A) and none of the Company, the Administrator, or any of the member of the Company Group shall have any obligation to indemnify or otherwise hold any Grantee harmless from any or all such taxes or penalties nor to withhold taxes in the most favorable manner available. The Company makes no representations concerning the tax consequences of any Grantee’s participation in this Plan under any federal, state or local tax law, nor with regard. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Termination of Service of a Grantee who is a “specified employee” within the meaning of Section 409A shall instead be paid on the first payroll date after the six-month anniversary of the Grantee’s Termination of Service (or the participant’s death, if earlier). Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

13.11         No Rights to Awards; No Rights to Continued Employment or Engagement. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Grantees or any other persons uniformly. Nothing in the Plan or in any Award Agreement confers upon any Grantee any right to continue in the employ of, or as a Director or Advisor for, any member of the Company Group, or interferes with or restricts in any way the rights of the Company Group, which rights are hereby expressly reserved, to discharge any Grantee at any time for any reason whatsoever, with or without cause.

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13.12         Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Grantee any rights that are greater than those of a general creditor of the Company or any member of the Company Group.

13.13         Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

* * * * *

I hereby certify that the foregoing Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan was duly adopted by the Board of Directors of Ritter Pharmaceuticals, Inc. on ______ __, 2015.

I hereby certify that the foregoing Ritter Pharmaceuticals, Inc. 2015 Equity Incentive Plan was duly adopted by the stockholders of Ritter Pharmaceuticals, Inc. on ______ __, 2015

Executed on this ____ day of ______, 2015.

[Name, Title]

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